UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2014

INSPIRED BUILDERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-171636	27-1989147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Wilshire Boulevard Suite 801 Beverly Hills, CA 90210
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +1 (310) 526-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On January 8, 2014, the Board of Directors of Inspired Builders, Inc. (the “Company”) determined, upon the recommendation of the Company’s management, and in consultation with the Company’s independent registered public accounting firm, that the Company should restate its previously issued financial statements for the quarter ended June 30, 2013 due to certain errors made in the accounting for a certain transaction contained therein, as discussed below. Accordingly, the financial statements contained in the Company’s Form 10-Q for the quarter ended June 30, 2013 filed with the Securities and Exchange Commission on August 16, 2013 (the “Form 10-Q”) should no longer be relied upon.

This error occurred in the accounting for the calculation of value of real property acquired on June 24, 2013 (the “Real Property”). On June 24, 2013 the Company entered into an agreement with a related party to purchase a parcel of undeveloped land in Duval County Florida.  The purchase price for the Duval property is $1,350,000, payable as to $750,000 by the Company’s delivery of its 3% $750,000 note and mortgage due June 15, 2014.   The $600,000 balance of the purchase price was paid by the issuance to the seller of 100,000 shares of the Company’s common stock, $0.001 par value per share, which was valued by the parties at $6.00 per share. The Company subsequently determined that the carrying value of the Real Property should have been at historical cost, which was below the $1,350,000 value that was attributed to it in the purchase agreements. As a result, the accounting for the Real Property has been revised to reflect the asset at historical cost and the excess purchase price as a return of capital in the Statement of Stockholders Deficit. While the Company’s review is not yet complete, it has progressed sufficiently to enable the Company to conclude that the effect of these errors will be to decrease the value of the Real Property and the total assets of the Company as of June 30, 2013. The adjustment only affects the balance sheet as of June 30, 2013 and has no effect on net loss of cash flows.

The Company expects to file in the near future an amended Form 10-Q for the quarter ended June 30, 2013 to reflect the restatement. The Company will label the quarterly financial information in the Form 10-Q/A “As Restated” and will provide explanatory disclosure consistent with the requirements of Accounting Standard Codification (“ASC”) 250, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.”

The Company’s Board of Directors discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Liggett, Vogt & Webb, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2014	INSPIRED BUILDERS, INC.

	By:	/s/ Matthew Nordgren
Matthew Nordgren,
Chief Executive Officer